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                                                                     EXHIBIT 4.9

                                 AMENDMENT NO. 1
                                       TO
                                CREDIT AGREEMENT

     THIS AMENDMENT NO. 1, dated as of January 25, 2002 (this "Amendment No. 1"), to that certain Credit Agreement, dated as of August 16, 2000 (the "Credit Agreement"), is made by and among CAL DIVE I-TITLE XI, INC., a Texas corporation (the "Shipowner"), GOVCO INCORPORATED, a Delaware corporation (the "Primary Lender"), CITIBANK, N.A., a national banking association (the "Alternate Lender"), CITIBANK INTERNATIONAL PLC, a bank organized and existing under the laws of England, as facility agent for both the Primary Lender and the Alternate Lender (and their respective successors and assigns) with respect to the Floating Rate Note, and its permitted successors and assigns (in such capacity, the "Facility Agent"), and CITICORP NORTH AMERICA, INC., a Delaware corporation, as administrative agent for the Primary Lender and the commercial paper holders of the Primary Lender (and their respective successors and assigns) (in such capacity, together with its permitted successors and assigns, the "Administrative Agent," and together with the Facility Agent, the "Agents").

     WHEREAS, pursuant to Title XI of the Merchant Marine Act, 1936, the Secretary, pursuant to the Guarantee Commitment, determined that the aggregate of the Actual Cost of the Q4000 vessel (the "Vessel") was $158,260,932 as of the August 16, 2000 Closing Date, and agreed to guarantee Obligations in an amount which will not exceed 87-1/2% of Actual Cost, as determined pursuant to the Security Agreement and as reflected in Table A thereto, as the same may be redetermined from time to time;

     WHEREAS, on July 31, 2001, the Shipowner and AMFELS, Inc. (the "Shipyard") entered into Amendment No. 2 to the Construction Contract (the "Amendment No. 2") for the Vessel, providing for additional work to be performed on the Vessel pursuant to change orders, and a revised Delivery Date for the Vessel, which Amendment No. 2 was approved by the Secretary;

     WHEREAS, pursuant to Amendment No.1 to Security Agreement, dated the date hereof, the Secretary has agreed to a redetermination of the Actual Cost relating to such additional work on the Vessel, for a total revised Actual Cost of $183,065,667. The Shipowner has entered into Supplement No. 1 to Trust Indenture, dated the date hereof, providing for the issuance of Obligations up to the aggregate principal amount of $160,182,000, and the Secretary has agreed to the revisions to the Indenture reflecting the revised Delivery Date and certain other technical amendments; and

     WHEREAS, the Parties wish to amend the Credit Agreement pursuant to which the Lenders will agree inter alia to revise the Available Amount thereunder to $160,182,000, and to change the Final Disbursement Date, Interest Payment Dates, Payment Dates and Stated Maturity of the Floating Rate Note.

     NOW THEREFORE, in consideration of the mutual rights and obligations set forth herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

     SECTION 1.01. (a) Exhibit 1 to the Credit Agreement is hereby amended by amending the following definitions:

          "Interest Payment Date" means, with respect to the Floating Rate Note, the date or dates when any installment of interest on such Note is due and payable, which are January 28 and July 28 of each year, beginning on January 28, 2001, and ending on July 28, 2001, and each February 1 and August 1 thereafter, beginning on February 1, 2002, and the date of any prepayment of the Floating Rate Note.

          "Payment Date" shall mean February 1 and August 1 of each year, beginning on the earlier of the Payment Date next succeeding the Delivery Date of the Vessel, or February 1, 2003.

          "Floating Rate Note" shall mean the First Amended and Restated Floating Rate Note substantially identical to the form of Exhibit A to Supplement No. 1 to Trust Indenture, appropriately completed.



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     (b) Exhibit 1 to the Credit Agreement is hereby further amended by adding thereto the following definitions:

          "Amendment No. 1 to Credit Agreement" means the Amendment No. 1 to Credit Agreement, dated as of January 25, 2002, among the Shipowner, the Lenders and the Agents.

     SECTION 1.02. Whereas Clause (A) and Section 2.01 of the Credit Agreement are hereby amended by changing the Credit Facility Amount from $138,478,000 to $160,182,000.

     SECTION 1.03. The definition of "Final Disbursement Date" appearing in
Section 2.02 of the Credit Agreement is hereby amended by changing the date "January 28, 2002" to "February 1, 2003."

     SECTION 1.04. Sections 2.04 and 4.03(d) of the Credit Agreement are hereby amended by deleting the amount of "$50,000,000" appearing in each such Section, and by inserting in lieu thereof the amount "$20,000,000." Section 2.04 of the Credit Agreement is hereby further amended by changing the date "January 28, 2006" to "February 1, 2007."

     SECTION 1.05. Section 2.05(a) of the Credit Agreement is hereby amended by deleting the date "January 28, 2027" appearing in clause (i) thereof and by inserting in lieu thereof the date "August 1, 2027."

     SECTION 1.06. Section 4.01 of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

          "4.01 Principal Repayment. The Shipowner shall repay the Outstanding Principal of the Floating Rate Note as follows:

          (i) In installments in the principal amounts set forth in the First Revised Amortization Schedule, Exhibit B to Supplement No. 1 to Trust Indenture, as the same may be revised in accordance with the Indenture, adopted in accordance with its terms, on each Payment Date commencing with the Payment Date occurring on the earlier of the Payment Date next succeeding the Delivery Date of the Vessel, or February 1, 2003, and continuing until the Payment Date before the earlier of (x) the Payment Date next preceding four (4) years from the Delivery Date, or (y) February 1, 2007; and

          (ii) The full amount of remaining Outstanding Principal, on the earliest of (x) the Payment Date next preceding four (4) years from the Delivery Date, (y) February 1, 2007, or (x) the date upon which the Trigger Event shall occur."

     SECTION 1.07. The second sentence of Section 4.05 of the Credit Agreement is revised to read as follows:

          "The Floating Rate Note shall (ii) be in the form of Exhibit A to Supplement No. 1 to the Indenture, (ii) bear the Secretary's Guarantee, and (iii) be valid and enforceable as to its principal amount at any time only to the extent of the aggregate amounts then disbursed and outstanding thereunder, and, as to interest, only to the extent of the interest accrued thereon at the rate guaranteed by the Secretary, with any interest in excess thereof being evidenced by this Agreement."

     All capitalized terms used herein and not defined shall have the meanings set forth in Exhibit 1 to the Credit Agreement.

     Except as amended, the provisions of the Credit Agreement shall apply to and govern this Amendment No. 1.

     This Amendment No. 1 may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            (SIGNATURE PAGE FOLLOWS)



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IN WITNESS WHEREOF, this Amendment No. 1 to Credit Agreement has been duly executed and delivered by the Parties hereto as of the day and year first above written.

CAL DIVE I-TITLE XI, INC.,                  GOVCO INCORPORATED,
         as the Shipowner                           as the Primary Lender, by
                                                    Citicorp North America,
                                                    Inc., its Attorney-in-fact

By /s/ A.WADE PURSELL                       By /s/ PATRICK A. BOTTICELLI
  --------------------------------            ----------------------------------
Name: A. Wade Pursell                       Name: Patrick A. Botticelli
Title: Vice President                       Title: Vice President


CITIBANK INTERNATIONAL PLC,                 CITIBANK, N.A.,
         as the Facility Agent                      as the Alternate Lender

By /s/ PATRICK A. BOTTICELLI                By /s/ AE KYONG CHUNG
  --------------------------------            ----------------------------------
Name: Patrick A. Botticelli                 Name: Ae Kyong Chung
Title: Vice President                       Title: Vice President


CITICORP NORTH AMERICA, INC.,
         as the Administrative Agent

By /s/ PATRICK A. BOTTICELLI
  --------------------------------
Name: Patrick A. Botticelli
Title: Vice President

                                     CONSENT

         Pursuant to Section 11.08 of the Credit Agreement, the Secretary hereby consents to this Amendment No. 1 to Credit Agreement and confirms the continued Guarantee of the Obligation of the United States of America pursuant to Title XI of the Merchant Marine Act, 1936, as amended.

(SEAL)                                      UNITED STATES OF AMERICA,
                                            SECRETARY OF TRANSPORTATION

                                            BY: MARITIME ADMINISTRATOR

ATTEST:                                     By /s/ JOEL C. RICHARD
                                              ----------------------------------
                                              Secretary
                                              Maritime Administration

By /s/ SARAH J. WASHINGTON
  --------------------------------
  Assistant Secretary
  Maritime Administration